Exhibit 10.32

AGREEMENT

THIS AGREEMENT is made and entered into this 27th day of April, 2015 by and between Shanghai Heqi Investment Center (Limited Partner), an entity organized under the laws of the People's Republic of China ("Heqi"), and Armco Metals Holdings, Inc., a Nevada corporation (the "Guarantor").

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Loan Contract dated July 22, 2013 (the "Loan Contract"), Fremery Holdings, Ltd. (the "Lender") lent Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Loan") to the Armco (Lianyungang) Renewable Metals, Inc., an entity organized under the laws of the People's Republic of China and a subsidiary of the Guarantor (the "Borrower").

WHEREAS, the Guarantor has fully guaranteed the payment of the Loan to the Lender in accordance with the terms of that certain Guaranty dated April 23, 2015 (the "Guaranty").

WHEREAS, pursuant to the terms and conditions of that certain Debt Purchase Agreement dated April 24, 2015 by and between the Lender and Heqi, Heqi purchased One Million Two Hundred Thousand Dollars ($1,200,000) (the "Purchased Debt") of the Loan from the Lender.

WHEREAS, the Purchased Debt bears interest at the rate of 6% per annum and is due on or before July 20, 2015 (the "Maturity Date").

WHEREAS, the Guarantor and Heqi are each desirous of permitting Heqi to convert the Purchased Debt into shares of its common stock pursuant to the terms and conditions of this Agreement.

WHEREAS, the Corporation currently has issued and outstanding 6,123,836 shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

1.             Recitals. The foregoing recitals are true and correct.

2.             Definitions. When used in this Agreement,

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"Beneficial Owner" means any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; provided, further, that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security within 60 days.

"Common Stock" means the common stock, par value $0.001 per share, of the Guarantor.

"Conversion Amount" means, with respect to any Conversion (as hereinafter defined), the sum of (1) the principal amount of the Purchased Debt to be converted in such Conversion plus (2) accrued and unpaid interest, if any, on such principal amount at rate of 6% per annum to the Conversion Date.

"Conversion Price" means 85% multiplied by the Market Price.

"Conversion Shares" means the shares of Common Stock issued upon the Conversion of the Purchased Debt.

"Exchange Approval Date" means the date the NYSE MKT gives the Guarantor written notice of its approval of the Additional Listing Application covering the Maximum Conversion Share Amount.

“Market Price” means the volume weighed average price (VWAP) for the Common Stock during the 10 Trading Days ending on the latest complete Trading Day prior to the Conversion Date as determined by Bloomberg or such other reliable reporting service as mutually agreed upon by Heqi and the Guarantor.

"Maximum Conversion Share Amount" means 1,224,154 shares of Common Stock representing 19.99% of the Guarantor's issued and outstanding shares of Common Stock.

"Person" means a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

“Trading Day” shall mean any day on which the Common Stock is tradable for any period on the NYSE MKT, or on the principal securities exchange or other securities market on which the Common Stock is then being traded or quoted.

"Trading Price” means the closing bid price of the Common Stock on the NYSE MKT or, if the NYSE MKT is not the principal trading market for the Common Stock, the closing bid price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded. If the Trading Price cannot be calculated for the Common Stock on such date, the Trading Price shall be the fair market value as mutually determined by Heqi and the Guarantor.

2.             Conversion Rights.

(a)     Heqi shall have the right from time to time, and at any time during the period beginning on the Exchange Approval Date and ending on the Maturity Date, to convert all or any part of the outstanding and unpaid principal amount of the Purchased Debt into fully paid and non-assessable shares of Common Stock (or any shares of capital stock or other securities of the Guarantor into which such Common Stock shall hereafter be changed or reclassified) at the Conversion Price (a “Conversion”) up to the Maximum Conversion Share Amount; provided, however, that in no event shall Heqi be entitled to convert any portion of the Purchased Debt in excess of that portion of the Purchased Debt upon Conversion of which the sum of (1) the total number of shares of Common Stock of Beneficially Owned by Heqi and its Affiliates and (2) the number of shares of Common Stock issuable upon the Conversion of that portion of the Purchased Debt with respect to which the determination of this provision is being made, would result in Heqi and/or its Affiliates being the Beneficial Owner of more than 4.99% of the outstanding shares of Common Stock.

(b)     The number of shares of Common Stock to be issued upon each Conversion shall be determined by dividing the Conversion Amount by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to Guarantor by Heqi in accordance with Section 2(d) below (the “Conversion Date”).

(c)     Notwithstanding anything contained herein to the contrary, Heqi shall not be entitled to convert any portion of the Purchased Debt which would result in the total aggregate number of shares of Common Stock issued upon all Conversions exceeding the Maximum Conversion Share Amount. If, after reaching the Maximum Conversion Share Amount, there remains a balance due under the Purchased Debt, such remaining balance is not convertible and will be required to be paid in cash by the Guarantor.

(d)     Subject to the provisions of this Agreement, the Purchased Debt may be converted by Heqi from time to time by submitting to the Guarantor a Notice of Conversion by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date. The Purchased Debt may only be converted by Heqi and the Guarantor shall have no obligation to facilitate a Conversion (i) which provides for the issuance of the Conversion Shares to any other Person, or (ii) if the Notice of Conversion has not been completed by Heqi in a manner so as to comply with the provisions of this Agreement and the exemption from registration of the Conversion Shares in accordance with Rule 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"). The Guarantor and Heqi shall maintain records showing the principal amount so converted and the dates of such Conversions. Upon receipt by the Guarantor from Heqi of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for Conversion as provided in this Agreement, the Guarantor shall issue and deliver or cause to be issued and delivered to or upon the order of Heqi certificates for the Conversion Shares issuable upon such Conversion within three (3) business days after such receipt. In lieu of delivering physical certificates representing the Conversion Shares issuable upon Conversion, provided the Guarantor is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (FAST) program, upon request of Heqi and its compliance with the provisions of this Agreement, the Guarantor shall use its best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon a Conversion to Heqi by crediting the account of Heqi’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(e)     Providing that a Conversion is made in accordance with the terms of this Agreement, the certificate representing the Conversion Shares shall be issued without restrictive legend in accordance with the provisions of Rule 3(a)(9) of the Securities Act. At its expense, the Guarantor shall deliver such opinions of counsel as its transfer agent deems necessary to facilitate the issuance of the certificates for the Conversion Shares without a restrictive legend.

3.             Representations and Warranties.

(a)           Heqi represents, warrants and covenants to the Guarantor as follows:

(i)     Heqi is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. Heqi has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by Heqi in connection with a Conversion, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by Heqi in connection with any Conversion, the performance of its obligations hereunder and thereunder and the consummation by Heqi of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Heqi, and no other corporate proceedings on the part of Heqi are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by Heqi, and, assuming this Agreement is duly executed by the Guarantor, this Agreement constitutes a valid and binding agreement of Heqi, enforceable against Heqi in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(ii)     Heqi is the sole and exclusive owner of the Purchased Debt which is owned free and clear of all rights, claims, liens and encumbrances of any nature whatsoever;

(iii)     Heqi has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the Purchased Debt and this Agreement including (i) the legal requirements of its jurisdiction, (ii) any foreign exchange restrictions applicable to the Purchased Debt and this Agreement and the transactions contemplated hereby, (iii) any governmental or other consents that may need to be obtained by Heqi, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Purchased Debt, this Agreement and the transactions contemplated hereby;

(iv)     Prior to the date of this Agreement, Heqi is not the Beneficial Owner of any shares of Guarantor's Common Stock or any securities which are convertible into or exchangeable for shares of the Guarantor's Common Stock ("Common Stock Equivalents")nor does it have any rights to acquire any shares of the Guarantor's Common Stock or Common Stock Equivalents;

(v)     Neither Heqi nor any of its Affiliates is an Affiliate of the Guarantor. So long as any principal or accrued interest of the Purchased Debt remains unpaid and/or Heqi owns any shares of Common Stock, Heqi shall take no actions which would cause it to be deemed an Affiliate of the Guarantor;

(vi)     Heqi shall take such actions and execute and deliver such documents as the Guarantor shall reasonably request to facilitate the approval by NYSE MKT of the Additional Listing Application for the Maximum Conversion Share Amount. Heqi acknowledges its understanding that the Purchased Debt is not convertible in accordance with the terms of this Agreement or otherwise until such approval has been received by the Guarantor; and

(vi)     Heqi is experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Heqi understands that its acquisition of the Purchased Debt and, upon any Conversion thereof, of the Conversion Shares, is a speculative investment, and each it represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

(b)     The Guarantor represents, warrants and covenants to Heqi as follows:

(i)     The Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. The Guarantor has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by it in connection with a Conversion, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Guarantor in connection with any Conversion, the performance of its obligations hereunder and thereunder and the consummation by the Guarantor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Guarantor, and no other corporate proceedings on the part of the Guarantor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by the Guarantor, and, assuming this Agreement is duly executed by Heqi, this Agreement constitutes a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(ii)     The Guarantor files annual, quarterly and current reports with the United States Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “SEC Reports”). Since January 1, 2013 the SEC Reports do not misrepresent a material fact, do not omit to state a material fact and do not omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading;

(iii)     The Conversion Shares have been duly authorized, and upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and

(iv)     Following the execution of this Agreement by the parties hereto, the Guarantor shall promptly prepare and file the Additional Listing Application with NYSE MKT for the Maximum Conversion Share Amount and use its best efforts to facilitate the approval thereof by the exchange as soon as practicable.

4.             General Provisions.

(a)     This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b)     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)     This Agreement and the Conversion rights hereunder are not transferrable or assignable by Heqi without the prior written consent of the Guarantor, which such consent may not be forthcoming.

(d)     Each party to this Agreement, as further evidenced by its signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable. This Agreement has been prepared by Pearlman Schneider LLP, counsel to the Guarantor.

[            IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

ARMCO METALS HOLDINGS, INC.

By: /s/ Kexuan Yao

Kexuan Yao, Chief Executive Officer

SHANGHAI HEQI INVESTMENT CENTER (LIMITED PARTNER)

By: /s/ Yong Chen

Yong Chen, Chief Executive Officer

Exhibit A

Notice of Conversion

To:    Armco Metals Holdings, Inc.

1.     Shanghai Heqi Investment Center (Limited Partner) ("Heqi") hereby elects to convert $__________ principal and $_________ accrued but unpaid interest (the "Conversion Amount") of the Purchased Debt into ________ Conversion Shares pursuant to the terms of that certain Agreement dated April __, 2015 (the "Agreement") by and between Heqi and Armco Metals Holdings, Inc. (the "Company"

2.     Please issue and deliver a certificate representing the Conversion Shares to Heqi to its address set forth below. If delivery of the Conversion Shares is requested via DWAC, please check this box and provide the requested information:

☐     The Company is requested to electronically transmit the Conversion Shares issuable pursuant to this Notice of Conversion to the account of Heqi with DTC through a DWAC system transfer.

Name of DTC Prime Broker:          _______________________________

Account Number:               _______________________________

3.     In order to induce the Company to process this Conversion Notice, Heqi represents, warrants and covenants to the Company that Heqi is not now, nor has it been in the past 90 days, an Affiliate of the Company (as that term is defined in the Agreement) and, after giving effect to the issuance of the Conversion Shares contemplated hereby, it will not be the Beneficial Owner (as that term is defined in the Agreement) of in excess of 4.99% of the Company's issued and outstanding common stock.

Dated:     _______________, 201_

SHANGHAI HEQI INVESTMENT CENTER (LIMITED PARTNER)

By: ____________________________
Yong Chen, Chief Executive Officer